CONSENT OF INDEPENDENT PUBLIC ACCOUNTS

     As independent public accountants, we hereby consent to the incorporation of our report incorporated by reference in this Form 10-K into the Company's previously filed Form S-8 Registration Statements, File No. 333-12677,
File No. 333-12679 and File No. 333-62525.

/s/ Arthur Andersen LLP
-----------------------------
ARTHUR ANDERSEN LLP


Chicago, Illinois
March 25, 1999